UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Allied Capital Corporation

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Allied Capital Corporation (ALD) / Ares Capital Corporation (ARCC) Proposed Merger Transaction February / March 2010 Washington DC | New York www.alliedcapital.com

Important Notice FORWARD-LOOKING STATEMENTS Statements included herein and in the Joint Proxy Statement/Prospectus referred to below may constitute "forward-looking statements," which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital and Allied Capital caution readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, Ares Capital's plans, objectives, expectations and intentions and other statements that are not historical facts. Factors that may affect future results and condition are described in "Special Note Regarding Forward-Looking Statements" in the Joint Proxy Statement/Prospectus and in Ares Capital's and Allied Capital's other filings with the SEC, each of which are available at the SEC's web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital and Allied Capital disclaim any obligation to update and revise statements made herein or in the Joint Proxy Statement/Prospectus based on new information or otherwise. Historical results discussed in this presentation are not indicative of future results. IMPORTANT ADDITIONAL INFORMATION FILED WITH SEC This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation's website at www.arescapitalcorp.com or on Allied Capital Corporation's website at www.alliedcapital.com, respectively. PROXY SOLICITATION Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital's investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of this document in the manner set forth above.

Strategic Rationale Strength of Ares Platform Merger Transaction Process Table of Contents Executive Summary

Transaction Summary Summary of Key Transaction Features(1) (1) The transaction between ARCC and ALD is subject to, among other things, stockholder approvals and other closing conditions, and there can be no guarantee that such transaction will occur. (2) Holders of unexercised "in-the-money" stock options at the closing will have the right to receive in cash or ARCC common stock (at the holder's election) in an amount equal to the number of such options based on the difference between (1) the average closing price of ARCC's common stock over the five consecutive trading day period preceding the closing multiplied by the exchange ratio of .325 and (2) the applicable exercise price. (3) The unaudited pro forma condensed consolidated financial information of ALD and ARCC is included in the joint proxy statement/prospectus. (4) Any future dividends of ARCC would be paid to stockholders as of the first dividend for which they are ARCC stockholders of record. Consideration ARCC common stock(2) Exchange Ratio Fixed exchange ratio of 0.325 ARCC share for every one ALD share Balance Sheet Pro forma debt to equity at closing expected to be in a range of 0.65x to 0.75x(3) Governance Ares Capital Management LLC to remain as external manager ARCC's Board of Directors to be increased by at least one member; ARCC will submit the name of one member of ALD's board of directors to the Nominating and Governance Committee of ARCC's Board of Directors for consideration to fill the vacancy Transaction Close Anticipated closing end of first quarter 2010(1) Dividend Upon closing, ALD stockholders would be entitled to any ARCC dividend declared(4)

ALD Situation Overview - Stand-alone Headwinds ALD has not paid a dividend since 2008 Due to covenant breaches under previous debt agreements and BDC limitations Continues to preserve capital Expects that its stockholders will not receive dividends in 2010 on a stand-alone basis; future ALD dividends are uncertain Limited ability to access equity capital ALD trading well below NAV for over a year; would need stockholder approval to issue stock below NAV Has not been able to access equity capital markets since June 2008 Restrictive borrowing terms Although successful in restructuring its private debt in August 2009, the weighted average cost of debt remained high at 9.8%(1) ALD has since repaid/refinanced its highest cost private debt but operating terms remain restrictive ALD remains a non-investment grade company De-leveraging requirement resulted in significant asset sales While having repaid a significant amount of debt, ALD faces further de-levering $570 million of debt maturities in 2011 Since Q4'08, ALD's strategy has been defensive, with less operating flexibility and minimal new investment capacity (1) Weighted average cost of debt as of August 2009. Includes annual cost of commitment fees, other facility fees and amortization of debt financing costs.

Expected Benefits of Proposed Merger to ALD Stockholders Resumption of dividend payments for ALD stockholders Improved access to the debt capital markets on more favorable terms Improved access to the equity capital markets Increased liquidity and flexibility to provide for future growth of the business Increased portfolio diversity Size and scope of Ares Management's investment management platform ARCC's ability to complete the transaction and effectively integrate the businesses upon a successful stockholder vote

Value Creation - ALD's Trading Since Announcement ALD Price ALD Price/Book 1/1/2009 2.91 0.22 1/5/2009 3.55 0.26 1/6/2009 4.8 0.36 1/7/2009 4.47 0.33 1/8/2009 4.41 0.33 1/9/2009 4.46 0.33 1/12/2009 3.42 0.25 1/13/2009 3.47 0.26 1/14/2009 3.32 0.25 1/15/2009 3.18 0.24 1/16/2009 3.22 0.24 1/20/2009 2.72 0.2 1/21/2009 3.16 0.23 1/22/2009 2.9 0.21 1/23/2009 3.47 0.26 1/26/2009 3.37 0.25 1/27/2009 3.6 0.27 1/28/2009 1.91 0.14 1/29/2009 1.62 0.12 1/30/2009 1.56 0.12 2/2/2009 1.55 0.11 2/3/2009 1.27 0.09 2/4/2009 1.21 0.09 2/5/2009 1.31 0.1 2/6/2009 1.64 0.12 2/9/2009 1.61 0.12 2/10/2009 1.3 0.1 2/11/2009 1.42 0.11 2/12/2009 1.37 0.1 2/13/2009 1.26 0.09 2/17/2009 1.1 0.08 2/18/2009 1.09 0.08 2/19/2009 0.7 0.08 2/20/2009 0.59 0.04 2/23/2009 0.6 0.04 2/24/2009 0.65 0.05 2/25/2009 0.88 0.07 2/26/2009 1.06 0.11 2/27/2009 1.07 0.11 3/2/2009 0.87 0.09 3/3/2009 0.73 0.08 3/4/2009 0.79 0.08 3/5/2009 0.67 0.07 3/6/2009 0.6 0.06 3/9/2009 0.77 0.08 3/10/2009 1.24 0.13 3/11/2009 0.95 0.1 3/12/2009 1.08 0.11 3/13/2009 1.03 0.11 3/16/2009 1.26 0.13 3/17/2009 1.27 0.13 3/18/2009 1.34 0.14 3/19/2009 1.11 0.12 3/20/2009 1.06 0.11 3/23/2009 1.37 0.14 3/24/2009 1.36 0.14 3/25/2009 1.72 0.18 3/26/2009 1.84 0.19 3/27/2009 1.7 0.18 3/30/2009 1.53 0.16 3/31/2009 1.59 0.17 4/1/2009 1.65 0.17 4/2/2009 1.78 0.19 4/3/2009 1.77 0.18 4/6/2009 1.64 0.17 4/7/2009 1.51 0.16 4/8/2009 1.48 0.15 4/9/2009 1.71 0.18 4/13/2009 1.82 0.19 4/14/2009 1.62 0.17 4/15/2009 1.79 0.19 4/16/2009 1.84 0.19 4/17/2009 1.89 0.2 4/20/2009 1.56 0.16 4/21/2009 1.79 0.19 4/22/2009 1.74 0.18 4/23/2009 1.8 0.19 4/24/2009 1.88 0.2 4/27/2009 1.75 0.18 4/28/2009 1.89 0.2 4/29/2009 1.92 0.2 4/30/2009 2.46 0.26 5/1/2009 2.92 0.3 5/4/2009 3.36 0.35 5/5/2009 4.02 0.42 5/6/2009 3.55 0.37 5/7/2009 3 0.31 5/8/2009 3.45 0.45 5/11/2009 3.03 0.4 5/12/2009 2.9 0.38 5/13/2009 2.63 0.34 5/14/2009 2.8 0.37 5/15/2009 2.58 0.34 5/18/2009 3.14 0.41 5/19/2009 3.1 0.4 5/20/2009 3.05 0.4 5/21/2009 2.93 0.38 5/22/2009 2.91 0.38 5/26/2009 2.97 0.39 2/19/10 Price $4.22 Price/Book 0.63x 4/1/09 ALD discloses termination of substantially all of the unused commitments under the revolving line of credit 9/1/09 ALD announces comprehensive restructuring of its Private Notes & Bank Credit Facility 10/26/09 Announcement of ARCC/ALD proposed merger Average Price / Book Average Price / Book Average Price / Book Average Price / Book Pre-Announcement Pre-Announcement Since Announcement 3 mo. 6 mo. Since Announcement ALD 0.42x 0.43x 0.56x (1) ALD book value at September 30, 2009. Source: SNL Financial, Company filings. (1)

ARCC Price ARCC Price/Book 1/1/2009 6.79 0.53 1/5/2009 6.9 0.54 1/6/2009 7.39 0.58 1/7/2009 6.89 0.54 1/8/2009 7.24 0.56 1/9/2009 6.79 0.53 1/12/2009 6.34 0.49 1/13/2009 6.28 0.49 1/14/2009 6.05 0.47 1/15/2009 6.04 0.47 1/16/2009 6.13 0.48 1/20/2009 5.36 0.42 1/21/2009 5.77 0.45 1/22/2009 5.57 0.43 1/23/2009 5.91 0.46 1/26/2009 6 0.47 1/27/2009 5.72 0.45 1/28/2009 5.82 0.45 1/29/2009 5.29 0.41 1/30/2009 4.71 0.37 2/2/2009 4.77 0.37 2/3/2009 4.7 0.37 2/4/2009 4.28 0.33 2/5/2009 4.35 0.34 2/6/2009 4.61 0.36 2/9/2009 4.52 0.35 2/10/2009 4.04 0.31 2/11/2009 4.07 0.32 2/12/2009 4.05 0.32 2/13/2009 4.06 0.32 2/17/2009 3.89 0.3 2/18/2009 3.77 0.3 2/19/2009 3.65 0.3 2/20/2009 3.6 0.28 2/23/2009 3.51 0.27 2/24/2009 3.93 0.31 2/25/2009 3.77 0.29 2/26/2009 3.72 0.33 2/27/2009 3.6 0.32 3/2/2009 3.86 0.34 3/3/2009 3.51 0.31 3/4/2009 3.64 0.32 3/5/2009 3.21 0.28 3/6/2009 3.4 0.3 3/9/2009 3.47 0.31 3/10/2009 3.69 0.33 3/11/2009 3.69 0.33 3/12/2009 3.32 0.29 3/13/2009 3.37 0.3 3/16/2009 3.8 0.34 3/17/2009 4 0.35 3/18/2009 4.04 0.36 3/19/2009 3.85 0.34 3/20/2009 3.81 0.34 3/23/2009 4.48 0.4 3/24/2009 4.42 0.39 3/25/2009 4.5 0.4 3/26/2009 5.14 0.46 3/27/2009 5.17 0.46 3/30/2009 4.68 0.42 3/31/2009 4.84 0.43 4/1/2009 5.16 0.46 4/2/2009 5.6 0.5 4/3/2009 5.6 0.5 4/6/2009 5.17 0.46 4/7/2009 4.7 0.42 4/8/2009 4.53 0.4 4/9/2009 5.31 0.47 4/13/2009 5.67 0.5 4/14/2009 5.45 0.48 4/15/2009 5.53 0.49 4/16/2009 5.67 0.5 4/17/2009 5.65 0.5 4/20/2009 5.08 0.45 4/21/2009 5.69 0.5 4/22/2009 5.56 0.49 4/23/2009 5.59 0.5 4/24/2009 5.78 0.51 4/27/2009 5.53 0.49 4/28/2009 5.62 0.5 4/29/2009 5.75 0.51 4/30/2009 5.87 0.52 5/1/2009 5.86 0.52 5/4/2009 6.46 0.57 5/5/2009 6.6 0.59 5/6/2009 6.77 0.6 5/7/2009 6.96 0.62 5/8/2009 7.46 0.67 5/11/2009 7.65 0.68 5/12/2009 7.55 0.67 5/13/2009 6.99 0.62 5/14/2009 7.2 0.64 5/15/2009 6.8 0.61 5/18/2009 7.33 0.65 5/19/2009 7.26 0.65 5/20/2009 7.33 0.65 5/21/2009 7.29 0.65 5/22/2009 7.36 0.66 5/26/2009 7.7 0.69 Value Creation - ARCC's Trading Since Announcement 8/19/09 ARCC closes public offering ~12.4 million shares, raising ~$109.4 million(1) in net proceeds (P/NAV 0.83x) 1/25/10 ARCC announces expanded Revolving Credit Facility and Wachovia CP Funding Facility totaling ~$1.1 billion in commitments 2/10/10 ARCC closes public offering of ~23.0 million shares, raising ~$277.5 million(1) in net proceeds (P/NAV 1.14x) Average Price / Book Average Price / Book Average Price / Book Average Price / Book Pre-Announcement Pre-Announcement Since Announcement 3 mo. 6 mo. Since Announcement ARCC 0.70x 0.81x 1.09x 2/19/10 Price $12.69 Price/Book 1.11x (1) Including overallotment option shares. (2) ARCC book value at September 30, 2009. Source: SNL Financial, Company filings. 10/26/09 Announcement of ARCC/ALD proposed merger (2)

Strategic Rationale Supported By Third Party Analyst Commentary We believe this is a win-win for both ALD and ARCC shareholders. For ALD shareholders, the deal value was a 27% premium to Friday's close. For ARCC shareholders, the transaction should be 20%-25% accretive to book value. Besides the attractive accretion aspect of this deal, we believe it makes sense for ARCC owing to its strong capital position, its lower cost of capital, and its having the ability to work out troubled assets with a longer time frame, mitigating the need for distressed asset sales. - BMO Capital Markets, 10/27/09 We view the proposed deal as a positive, yet aggressive move by ARCC that caught us and many that we've talked to by surprise, particularly given the current shape of ALD's balance sheet and investment portfolio. That said, we believe that ARCC is capable of successfully executing on this transaction given the underlying experience and resources of Ares Management, LLC. Positives for ALD shareholders include the resumption of a dividend much sooner than had the company continued on its own, likely greater downside protection, and new ownership in what we consider one of the best BDCs in the industry. - BB&T Capital Markets, 10/27/09 We think that the deal also makes sense from Allied Capital's position as it not only provides near-term upside for shareholders, but also provides longer-term value given shareholders would receive dividend distributions and potential appreciation in ARCC shares in the future. Under the previous structure, ALD was effectively in a gradual deleveraging situation. - KBW, 10/27/09 We believe ARCC is one of the strongest BDCs with strong credit quality, reasonable leverage and an attractive platform. The acquisition of ALD capital at an attractive price along with the ability to significantly lower ALD's debt costs and hold its assets until maturity (or a more optimal exit point) add significant value to ALD shareholders that we believe could not be achieved by ALD on a stand-alone basis. We believe this acquisition will have a positive impact on the shares of ARCC for several reasons: (1) We believe the deal will increase earnings to $1.64 annual run-rate, up from the current ARCC earnings of $1.40; (2) ARCC will have a significant investment portfolio with lower funding costs making it a dominate player in the middle market; and, (3) ARCC will have significant assets under management in third-party funds which should allow it to deploy more capital at higher accretion rates for shareholders. - Stifel Nicolaus, 11/6/09

Transaction Timeline - From Announcement to Expected Close(1) 10/26 Merger Agreement Signed 12/16 Joint Proxy Statement / Prospectus Filed 1/29 ALD Private Debt Repaid and New Term Debt Facility Put In Place 2/10 ARCC Closes Equity Offering Including Overallotment 2/16 ALD Begins Mailing Definitive Proxy Statement 3/26 ALD Special Stockholders' Meeting End of Q1 Expected Close November December January 2010 February March April Proxy Solicitation October 2009 (1) There can be no assurance that the transaction will close in this timeframe, if at all. 2/12 ALD Definitive Proxy Statement Filed

Strategic Rationale Strength of Ares Platform Merger Transaction Process Table of Contents Executive Summary

Resumption of Quarterly Dividends Upon closing of the merger with ARCC, ALD stockholders would receive any dividend with a record date post-closing(1) ARCC has a consistent record of dividend payments Consistently paid on a quarterly basis since its inception in 2004 Paid in an amount of at least $0.35 per share since April 2006 For Q3'09, ARCC's core earnings(2) provided dividend coverage in excess of 100% ALD has not paid a dividend since Q4'08 ALD expects that its stockholders will not receive dividends in 2010 on a stand-alone basis; future ALD dividends are uncertain ALD continues to preserve capital (1) Any future dividends of ARCC would be paid to stockholders as of the first dividend for which they are ARCC stockholders of record. (2) "Core Earnings" is a metric reported by ARCC. See ARCC's quarterly earnings release and/or presentation for definition and reconciliation. Basic and diluted Core EPS (excluding professional fees related to the acquisition of Allied Capital Corporation and, for Q3'09, dilution from the August 2009 follow-on equity offering) is a non-GAAP financial measure. Core EPS (excluding professional fees related to the acquisition of Allied Capital Corporation and, for Q3'09, dilution from the August 2009 follow-on equity offering) is the net per share increase (decrease) in stockholders' equity resulting from operations less professional fees related to the acquisition of Allied Capital Corporation and , for Q3'09, dilution from the August 2009 follow-on equity offering, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Source: Company filings.

Improved Access to Debt Capital Markets at Better Terms

ALD

- Less favorable access to debt as a below-investment grade borrower facing further de-levering
- Current weighted average cost of debt of 6.67%[(1)]

Facility [(2)]	Amount (mm)	Drawn (mm)	Rate	Maturity
JPM Facility	$250	$250	L + 450 bps	Feb. 2011
Public Bonds	320	320	6.625%	Jul. 2011
Public Bonds	196	196	6.000%	Mar. 2012
Retail Notes	230	230	6.875%	Apr. 2047
	$996	$996		

- 2011 maturities of $570 million
- No current revolving credit facility – ALD carries higher cash balances to compensate
- Continued asset sales expected to meet a portion of 2011 maturities; current terms of JP Morgan facility require 56% of asset sale proceeds to pay down debt

ARCC

- ARCC currently has BBB rating from S&P and Fitch – benefits from diverse sources of debt capital at attractive terms
- Current weighted average debt coupon of 2.59%

Facility [(2)]	Amount (mm)	Drawn (mm)	Rate	Maturity
CP Funding Revolving Facility	$400	$223	L + 275 bps	Jan. 2013
Revolver [(3)]	615	-	L + 300 bps	Jan. 2013
2006 Securitization	274	274	L + 27 bps	Dec. 2019
	$1,289	$497		

- Recent renewal and expansion of credit facility highlights access to debt capital
- Broad and deep relationships with top-tier investment banks and other lenders
- Access to flexible capital provides competitive advantage

(1) Reflects ALD's weighted average annual cost of debt after giving effect to the January 29, 2010 refinance.
(2) Source: Company filings as of January 31, 2010.
(3) An additional $75 million of commitments if the merger transaction with Allied is closed. Drawn amount represents debt balance pro forma for Ares' February 2010 equity capital raise.
Source: SNL Financial, Company filings.

ALD/ARCC Proposed Merger Transaction

13

ALLIED CAPITAL

Improved Access to Equity Capital Markets ARCC has proven history of disciplined equity offerings throughout economic cycles Equity raised to match investment requirements and maintain conservative leverage Historical equity raises have been achieved at an average price to book ratio of 1.03x ARCC's current dividend yield of approximately 11% represents one of the lowest costs of capital within the BDC sector ALD has limited access to equity capital - last equity raise in June 2008 Has been trading at a significant discount to NAV since 2008 Would need stockholder approval to sell equity below NAV 2009 2004 2005 2006 2007 2008 4/07 Add-On Price per share: $17.97 $279.0 million Price/Book: 1.18x 3/05 Add-On Price per share: $16.00 $193.2 million Price/Book: 1.11x 7/06 Add-On Price per share: $15.67 $168.9 million Price/Book: 1.04x 2/07 Add-On Price per share: $19.95 $27.6 million Price/Book: 1.32x 4/08 1:3 Transferable Rights Offering Price per share: $11.00 $266.5 million Price/Book: 0.71x 10/04 Initial Public Offering Price per share: $15.00 $165.0 million 10/05 Add-On Price per share: $15.46 $224.2 million Price/Book: 1.03x 12/06 - 1/07 Add-On Price per share: $18.50 $58.1 million Price/Book: 1.23x 8/07 Add-On Price per share: $16.30 $43.1 million Price/Book: 1.03x 2010 8/09 Add-On Price per share: $9.25 $115.1 million Price/Book: 0.83x 2/10 Add-On Price per share: $12.75 $292.7 million Price/Book: 1.14x ARCC EQUITY RAISES Source: SNL Financial, Company filings.

Creates a Larger and Better Capitalized Company

- **Combined ALD/ARCC will benefit from a broad and deep middle market origination and asset management platform**
- **Pro forma balance sheet represents conservative leverage position, with significant capital resources for growth**
- **More patient capital to better realize the long-term value of ALD portfolio investments**
- **At September 30, 2009, ALD's pro forma leverage was 1.13x[1]**
  - Company continues to sell assets to de-lever

Pro Forma Balance Sheet[1]

$ in millions (except per share data)	ALD 9/30/2009	ARCC [2] 9/30/2009	Adjustments	Pro Forma
Investments at Fair Value	$2,007	$1,968	($258)	$3,716
Cash and Cash Equivalents	423	61	(439)	45
Other Assets	151	36	(28)	159
Total Assets	**$2,581**	**$2,065**	**($726)**	**$3,920**
Debt	$1,345	$768	($582)	$1,531
Other Liabilities	45	75	32	152
Total Liabilities	1,391	842	(550)	1,683
Shareholders Equity	1,190	1,223	(176)	2,237
Total Liabilities and Sh. Equity	**$2,581**	**$2,065**	**($726)**	**$3,920**
Shares Outstanding	179.4	109.6	58.3	167.9
NAV Per Share	$6.64	$11.16	($4.43)	$13.32
Asset Coverage Ratio	1.92x	2.69x		2.56x
Debt/Equity Ratio	1.13x	0.63x		0.68x
Net Debt/Equity Ratio	0.78x	0.58x		0.66x
Implied Pro Forma Ownership				
- Allied	--	--		30%
- Ares	--	--		70%

(1) This information is an excerpt from the unaudited selected pro forma consolidated financial data for Ares Capital and Allied Capital as a consolidated entity included in the Joint Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission. This information should be read together with the respective historical audited and unaudited consolidated financial statements and financial statement notes of Allied Capital and Ares Capital.
(2) Information does not take into account ARCC's February 2010 equity raise.

ALD/ARCC Proposed Merger Transaction

15

ALLIED CAPITAL

Improved Portfolio Diversification Combination improves portfolio diversity Top 10 investments represent 19% of the pro forma company vs. 34% for stand- alone ALD Average issuer investment of $22 million or 0.5% of assets for pro forma company vs. $23 million or 0.9% of assets for stand-alone ALD Equity investments comprise 19% of pro forma company assets vs. 24% for stand- alone ALD ARCC's focus on senior secured debt investments helps minimize portfolio losses and the level of non-accrual assets (1) Based on fair value as of September 30, 2009; totals may not equal 100% due to rounding. Source: SNL Financial, Company filings. Equity Subordinated Unitranche Senior ALD 0.24 0.48 0.15 0.12 Pro Forma 0.19 0.42 0.09 0.3 Portfolio by Industry(1) Portfolio by Security ALD Pro Forma Combined Business Services 0.21 Consumer Products 0.17 Health Care 0.1 Financial 0.08 Education 0.04 Other 0.07 Retail 0.04 Private Debt Funds 0.04 Restaurants and Food Services 0.04 CLO/CDO 0.03 Beverage/Food/Tobacco 0.04 Other Services 0.03 Consumer Services 0.03 Manufacturing 0.02 Environmental Services 0 Industrial Products 0.02 Computers/Electronics 0.01 Printing/Publishing/Media 0.01 Aerospace and Defense 0.01 Business Services 0.32 Consumer Products 0.28 Health Care 0.02 Financial 0.08 Education Other 0.06 Retail 0.02 Private Debt Funds 0.08 Restaurants and Food Services CLO/CDO 0.06 Beverage/Food/Tobacco Other Services Consumer Services 0.05 Manufacturing Environmental Services Industrial Products 0.03 Computers/Electronics Printing/Publishing/Media Aerospace and Defense Industry ALD Pro Forma Business Services 32% 21% Consumer Products 28% 17% Health Care 2% 10% Financial 8% 8% Education 4% Other 6% 7% Retail 2% 4% Private Debt Funds 8% 4% Restaurants and Food Services 4% CLO/CDO 6% 3% Beverage/Food/Tobacco 4% Other Services 3% Consumer Services 5% 3% Manufacturing 2% Industrial Products 3% 2% Computers/Electronics 1% Printing/Publishing/Media 1% Aerospace and Defense 1% Senior Subordinated Unitranche Equity

Strategic Rationale Strength of Ares Platform Merger Transaction Process Table of Contents Executive Summary

The Ares Management Platform

- **Ares Management LLC has a track record investing across market cycles**
  - Founded in 1997
  - Approximately $33 billion in committed capital as of December 31, 2009
- **Headquartered in Los Angeles**
  - Offices in Atlanta, Chicago, Frankfurt, London, New York, Paris and Stockholm
- **110+ investment professionals**
  - 250+ total employees (including investment professionals)
  - Covering 700+ companies and 30+ industries


Ares Management LLC
ARES CAPITAL MARKETS GROUP
U.S. Credit Strategies
Leveraged Loans
HY Bonds
European Credit Strategies
Leveraged Loans
HY Bonds
Distressed/ Special Situations
Leveraged Loans
HY Bonds
Post Reorg Equities
ARES PRIVATE DEBT GROUP
Ares Capital Management
U.S. "ARCC"
Europe "Ares Capital Europe"
1st Lien / 2nd Lien Non-Syndicated Loans Mezzanine Investments
Senior Secured Loan Fund
Ivy Hill Asset Management LP
MMCF I
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ARES PRIVATE EQUITY GROUP
Private Equity "Ares Corporate Opportunities Fund"
Private Equity for Middle Market Companies
Focus on Undercapitalized/ Overleveraged Companies

ALD/ARCC Proposed Merger Transaction

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ALLIED CAPITAL

ARCC Has a Strong History of Disciplined Growth Access to capital Since its IPO in October 2004, ARCC has raised equity 10 times Disciplined and steady portfolio growth Consistent growth in portfolio assets Total portfolio under management exceeds $2.0 billion Going forward, ARCC is expected to be able to deploy resources into accretive growth opportunities More limited competitive environment Extensive capital resources Significant pipeline of investment opportunities Q1'05 Q2'05 Q3'05 Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 0.36 0.36 0.44 0.61 0.78 0.94 1.12 1.35 1.51 1.7 1.69 1.83 2 2.2 2.18 2.09 2.04 2.05 2.07 Q1'05 Q2'05 Q3'05 Q4'05 Q1'06 Q2'06 Q3'06 Q4'06 Q1'07 Q2'07 Q3'07 Q4'07 Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 51 116 166 166 201 255 288 289 369 363 150 429 326 253 236 111 85 52 82 Source: SNL Financial, Company filings.

ARCC has a High Quality Portfolio Non-accrual Assets as a % of Portfolio Fair Value Incremental Non-accrual Assets When Calculated as a % of Portfolio Cost total ALD 0.1217 0.1158 0.2375 PSEC 0.0552 0.1043 0.1595 MCGC 0.0498 0.0775 0.1273 ACAS 0.0483 0.0414 0.0897 AINV 0.0087 0.0744 0.0831 BKCC 0.0228 0.0373 0.0601 ARCC 0.0165 0.0362 0.0527 Non-accrual Assets as a % of Portfolio as of September 30, 2009 Source: SNL Financial, Company filings.

2/19/2007 1.58 1.34 1.41 2/21/2007 1.56 1.33 1.39 2/22/2007 1.59 1.36 1.39 2/23/2007 1.64 1.35 1.38 2/26/2007 1.64 1.35 1.36 2/27/2007 1.6 1.3 1.32 2/28/2007 1.63 1.34 1.32 3/1/2007 1.61 1.33 1.31 3/2/2007 1.61 1.32 1.3 3/5/2007 1.57 1.22 1.24 3/6/2007 1.51 1.24 1.28 3/7/2007 1.52 1.24 1.28 3/8/2007 1.53 1.25 1.28 3/9/2007 1.53 1.26 1.29 3/12/2007 1.53 1.26 1.29 3/13/2007 1.51 1.17 1.23 3/14/2007 1.5 1.22 1.23 3/15/2007 1.51 1.23 1.26 3/16/2007 1.52 1.2 1.27 3/19/2007 1.51 1.21 1.27 3/20/2007 1.5 1.21 1.28 3/21/2007 1.52 1.23 1.28 3/22/2007 1.55 1.22 1.29 3/23/2007 1.53 1.24 1.3 3/26/2007 1.52 1.25 1.3 3/27/2007 1.52 1.23 1.29 3/28/2007 1.5 1.2 1.28 3/29/2007 1.5 1.18 1.3 3/30/2007 1.51 1.2 1.28 4/2/2007 1.51 1.2 1.28 4/3/2007 1.51 1.2 1.32 4/4/2007 1.52 1.19 1.32 4/5/2007 1.52 1.19 1.32 4/9/2007 1.52 1.19 1.32 4/10/2007 1.52 1.19 1.33 4/11/2007 1.53 1.2 1.32 4/12/2007 1.53 1.21 1.32 4/13/2007 1.54 1.21 1.33 4/16/2007 1.54 1.21 1.36 4/17/2007 1.54 1.21 1.36 4/18/2007 1.55 1.21 1.33 4/19/2007 1.55 1.21 1.31 4/20/2007 1.58 1.2 1.32 4/23/2007 1.56 1.2 1.31 4/24/2007 1.55 1.2 1.3 4/25/2007 1.56 1.2 1.31 4/26/2007 1.57 1.2 1.32 4/27/2007 1.56 1.19 1.32 4/30/2007 1.51 1.18 1.31 5/1/2007 1.52 1.17 1.3 5/2/2007 1.52 1.19 1.29 5/3/2007 1.53 1.19 1.3 5/4/2007 1.54 1.19 1.31 5/7/2007 1.53 1.19 1.3 5/8/2007 1.52 1.18 1.3 5/9/2007 1.52 1.19 1.32 5/10/2007 1.5 1.17 1.3 5/11/2007 1.52 1.17 1.31 5/14/2007 1.51 1.15 1.3 5/15/2007 1.51 1.13 1.3 5/16/2007 1.55 1.16 1.31 5/17/2007 1.56 1.16 1.3 5/18/2007 1.57 1.17 1.31 5/21/2007 1.57 1.19 1.31 5/22/2007 1.6 1.2 1.32 5/23/2007 1.59 1.18 1.31 5/24/2007 1.58 1.17 1.29 5/25/2007 1.57 1.18 1.3 5/29/2007 1.62 1.21 1.3 5/30/2007 1.62 1.23 1.32 5/31/2007 1.62 1.21 1.32 6/1/2007 1.63 1.2 1.33 6/4/2007 1.66 1.21 1.34 6/5/2007 1.68 1.21 1.34 6/6/2007 1.66 1.2 1.33 6/7/2007 1.64 1.18 1.29 6/8/2007 1.65 1.19 1.29 6/11/2007 1.68 1.18 1.29 6/12/2007 1.6 1.16 1.27 6/13/2007 1.54 1.16 1.28 6/14/2007 1.57 1.16 1.29 6/15/2007 1.62 1.16 1.3 6/18/2007 1.63 1.19 1.29 6/19/2007 1.63 1.18 1.29 6/20/2007 1.63 1.15 1.27 6/21/2007 1.59 1.15 1.26 6/22/2007 1.61 1.14 1.25 6/25/2007 1.59 1.13 1.24 6/26/2007 1.59 1.11 1.22 6/27/2007 1.61 1.11 1.21 6/28/2007 1.6 1.11 1.21 6/29/2007 1.58 1.1 1.19 7/2/2007 1.58 1.1 1.21 7/3/2007 1.59 1.11 1.22 7/5/2007 1.59 1.11 1.22 7/6/2007 1.61 1.13 1.24 7/9/2007 1.6 1.13 1.23 7/10/2007 1.58 1.1 1.22 7/11/2007 1.55 1.09 1.21 ARCC has Traded at a Premium Market Valuation ARCC 1.11x BDC Peers 0.81x ALD 0.63x Average Price / Book Average Price / Book Average Price / Book Average Price / Book Average Price / Book Average Price / Book 3 mo. 6 mo. 1 yr. 2 yrs. 3 yrs. ALD 0.58x 0.50x 0.41x 0.56x 0.86x ARCC 1.12x 1.03x 0.82x 0.74x 0.85x BDC Peers (1) 0.76x 0.73x 0.62x 0.66x 0.81x (1) Includes the following BDCs: PNNT, FSC, MVC, PSEC, BKCC, AINV, KCAP, MCGC, ACAS.

Strategic Rationale Strength of Ares Platform Merger Transaction Process Table of Contents Executive Summary

2008 and 2009 Were Challenging for ALD Declining asset values resulted in increased unrealized depreciation Triggered default under certain lending arrangements as of December 31, 2008 Debt covenant defaults Limited operating flexibility Prevented additional borrowings Required selected asset sales to de-lever Resulted in the suspension of dividends Since June of 2008, ALD has been unable to access equity capital Shifted the business focus from portfolio growth to capital harvesting, debt repayment and balance sheet de-levering New term debt still limits operational flexibility Requires repayments from asset sales and restricts new investments $570 of debt maturities in 2011 The ALD Board has been focused on rebuilding stockholder value, including the resumption of dividends, throughout this period ALD continues to preserve capital; any future ALD dividends are uncertain New term debt limits ability to pay dividends

ALD's Board Conducted a Thorough Review of Strategic Alternatives ALD Board regularly reviewed and considered potential strategic alternatives based on: Performance Business needs Challenges and opportunities presented by the industry / economy Over the past few years, the Board has considered a number of strategic alternatives, including: Continue as a stand-alone company Convert to an operating company structure Investments by strategic partners Combinations with other financial services firms

ALD's Board Unanimously Recommended a Merger with ARCC After consideration of other strategic alternatives and following an unsolicited approach by ARCC, ALD: Engaged Sullivan & Cromwell and Sutherland Asbill & Brennan to act as counsel Granted exclusivity to ARCC to conduct extensive diligence Conducted extensive diligence on ARCC Engaged of BofA Merrill Lynch and Sandler O'Neill to act as financial advisors In mid-August ALD focused on completing its debt restructuring independent of any potential transaction with ARCC After ARCC raised the proposed exchange ratio to 0.325 shares of ARCC for each share of ALD, the Board concluded the proposed transaction represented the best strategic alternative

Integration Activity Update ARCC engaged a third-party integration consultant Key targets are being communicated regularly Tracking integration milestones Established Steering and Management Committees to oversee integration process led by assigned functional group heads Weekly meetings between transition teams have been critical to integration activity Established in November 2009 Functional teams address specific issues Progress is tracked and reported to the Board of both ALD/ARCC

ARCC's Ability to Complete Closing Upon Stockholder Vote Due Diligence ARCC team of over 100 internal and external professionals conducted extensive due diligence on ALD's portfolio and business Integration Professional and institutionalized approach to integration Access to Capital ARCC recently expanded its credit facility by $90 million, with an additional $75 million available upon the closing of the merger transaction with ALD ARCC recently raised $277.5 million in net proceeds of equity capital at 1.14x its September 30, 2009 NAV Approvals ARCC has obtained lender consents, subject to satisfaction of certain conditions; only rating agency confirmation on its CLO notes remains ALD has repaid/refinanced its restrictive private debt; it has achieved lender consents for its new private debt, subject to satisfaction of certain conditions HSR approval obtained

Expected Benefits of Proposed Merger to ALD Stockholders Resumption of dividend payments for ALD stockholders Improved access to the debt capital markets on more favorable terms Improved access to the equity capital markets Increased liquidity and flexibility to provide for future growth of the business Increased portfolio diversity Size and scope of Ares Management's investment management platform ARCC's ability to complete the transaction and effectively integrate the businesses upon a successful stockholder vote